ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made and entered into January 16, 2009, by and among: (a) CARBIZ USA INC., a Delaware corporation (“Carbiz USA”), CARBIZ AUTO CREDIT, INC., a Florida corporation (“Carbiz Auto”), CARBIZ AUTO CREDIT JV1, LLC, a Florida limited liability company (“Carbiz LLC”), CARBIZ AUTO CREDIT AQ, INC., a Florida corporation (“Carbiz AQ”), and TEXAS AUTO CREDIT, INC., a Florida corporation (“Houston Auto”; Houston Auto, Carbiz USA, Carbiz Auto, Carbiz LLC and Carbiz AQ are sometimes referenced individually as a “Borrower” and collectively as “Borrowers”), (b) CARBIZ INC., an Ontario corporation (“Carbiz Parent”), (c) CARL W. RITTER, ROSS RICHARD LYE AND STANTON C. HEINTZ, each an individual (the foregoing individuals are sometimes referenced individually as a “Validity Guarantor” and collectively as “Validity Guarantors”; Borrowers, Carbiz Parent and Validity Guarantors are sometimes referenced individually as a “Loan Party” and collectively, as the “Loan Parties”), and (d) Ronald Peterson (“Trustee”), Chapter 7 Trustee of (i) SWC SERVICES LLC, a Delaware limited liability company, as administrative agent (in such capacity, “Administrative Agent”) for the lenders under the Loan Agreement (such lenders are sometimes referenced individually as a “Lender” and collectively as the “Lenders”), and (ii) AGM, LLC, a Delaware limited liability company, as additional collateral agent (in such capacity, “Additional Collateral Agent”) for Lenders, (the Lenders, Administrative Agent and Additional Collateral Agent are sometimes referenced individually as a “Lender Party,” and collectively as the “Lender Parties,”) and (e) DEALER SERVICES CORPORATION, a Delaware corporation (“DSC”).

R E C I T A L S:

          WHEREAS, Borrowers, Carbiz Parent, Administrative Agent, Additional Collateral Agent and Lenders are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of December 24, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement” whose capitalized terms when used, but not specifically defined, shall have the meanings ascribed to them in the Loan Agreement);

          WHEREAS, in connection with the Loan Agreement and with the Loan and Security Agreement dated March 23, 2007 and the Amended and Restated Loan and Security Agreement dated October 1, 2007 (together, the “Surge Loan Agreements”), Borrowers, Carbiz Parent, Administrative Agent, Additional Collateral Agent, Lenders and the Validity Guarantors are parties to various additional instruments and documents executed and delivered in connection therewith (all of such instruments and documents are collectively referred to as the “Ancillary Loan Documents” and together with the Surge Loan Agreements, the “Loan Documents”);

          WHEREAS, Lenders have made loans (“Loans”) to the Borrowers pursuant to, and as evidenced by, the Loan Documents;

          WHEREAS, on October 20, 2008, Lender Parties filed for bankruptcy in the United States Bankruptcy Court for the Northern District of Illinois in Case No. 08-28225, et al.

          WHEREAS, Trustee has been appointed as Chapter 7 Trustee for the Lender Parties, and

          WHEREAS, DSC wishes to purchase the Loans and related Loan Documents in a two-part transaction which shall involve, first, both (a) the subordination of the Lender Parties’ liens on Borrowers’ automobile inventory to DSC’s lien and (b) DSC’s simultaneous refinancing of that automobile inventory; and, second, DSC’s purchase of all of the Trustee’s right, title and interest in the Loans and the Loan Documents.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, each Lender Party, Loan Party and DSC agrees as follows:

          1.      Assignment. In consideration for the payment to the Trustee by DSC of the aggregate sum of Twelve Million Dollars ($12,000,000) (the “Aggregate Consideration”), to be paid in two installments in accordance with the terms of this Agreement, the Trustee shall assign all of its right, title and interest in the Loans and the Loan Documents to DSC on the Closing Date (as hereinafter defined). To facilitate such transaction, upon payment of a portion of the Aggregate Consideration in the nonrefundable amount of Three Million Dollars ($3,000,000) (the “Inventory Consideration”) on the Release Date (as hereinafter defined), the Trustee shall release all of the Trustee’s liens and encumbrances in and to the automobile inventory of the Borrowers. The payment of the Inventory Consideration shall be nonrefundable, regardless of whether the Closing (as hereinafter defined) occurs. Concurrently with the payment by DSC of the remaining portion of the Aggregate Consideration at the Closing on the Closing Date (as hereinafter defined), the Trustee shall assign to DSC all of the Trustee’s right, title, and interest in the Loan Documents, free of all liens and encumbrances.

          2.      Closing. The subordination of the Trustee’s interest in the automobile inventory of the Borrowers (the “Release”) to that of DSC shall take place at the offices of Barnes & Thornburg LLP, 11 South Meridian Street, Indianapolis, IN 46204 at 4:00 p.m. Eastern Standard Time three (3) business days after Trustee’s receipt of a Final Order (as hereinafter defined) approving the terms of this Agreement (the “Release Date”): provided that, in the event that a lien search indicates liens against any Borrower other than those held by Trafalgar or the Management Subordinated Lenders, the Release Date shall be moved to the Closing. The closing of the assignment of the Loan Documents (the “Closing”) shall take place at the offices of Barnes & Thornburg LLP, 11 South Meridian Street, Indianapolis, IN 46204 at 4:00 p.m. on the later of: (i) February 20, 2009; or (ii) the Release Date. A “Final Order” shall mean a Final Order of the United States Bankruptcy Court approving the terms of this Agreement which is no longer subject to appeal or certiorari with no such appeal or certiorari pending. Notwithstanding anything contained herein, the parties may mutually agree to waive the requirement for a Final Order at anytime.

          3.      Conditions to the Trustee’s Obligations. The Trustee’s obligation to release the automobile inventory at the Release Date is conditioned upon (a) payment by DSC of the Release Consideration and (b) the Trustee’s receipt of a Final Order approving the transactions contemplated by this Agreement. The Trustee’s obligation to assign the Loan Documents at the

Closing is conditioned upon (a) occurrence of the Release in accordance with this Agreement, and (b) payment by DSC of the remaining portion of the Aggregate Consideration.

          4.      Conditions to DSC’s Obligations. DSC’s obligation to pay the Assignment Consideration in consideration for release of the automobile inventory and assignment of the Loan Documents to it at the Inventory Closing and the Closing is conditioned upon approval of the Bankruptcy Court of this Agreement in a Final Order substantially the same as the proposed order attached as Exhibit A on or before February 24, 2009.

          5.      Amendment of Loan Documents. DSC and Borrowers hereby agree that, concurrently with the execution of this Agreement, DSC and Borrowers have entered into a Third Amended and Restated Loan Agreement as well as amended notes, security agreements, guaranty agreements and other DSC loan documents, in the forms attached hereto as Exhibit B in several parts (together, the “Amended Loan Documents”).

          6.      Delivery of the Trustee: The Trustee shall deliver the assignment in the form attached hereto as Exhibit C and obtain a Final Order which provides the following to DSC:

a.	The Trustee is the owner and holder of the Loan Documents. The Loan Documents are subject to no prior assignment, conveyance, transfer, or agreement to assign, convey, or transfer in whole or in part.

b.	Upon such Final Order, the Trustee has the requisite power and authority to execute and deliver this Agreement.

c.	None of the Borrowers is indebted to the Lenders for any loans other than as described in the Loan Documents.

          7.      Waivers and Releases. Upon the Closing in accordance with this Agreement on the Closing Date, (i) the Loan Parties will fully release, remise, and forever discharge the Trustee and the Lender Parties for, from, and against any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages, and liabilities of every kind and character fixed or contingent, choate or inchoate, whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded in either tort, contract or equity and the duties arising thereunder that the Loan Parties or any of them have had in the past or now have, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause, or thing set forth in, relating to, or arising out of, or in any way connected with or resulting from the Loan Documents, the loans described therein, the estates of Administrative Agent, Lenders and Additional Collateral Agent, or any real or personal property now or at any time securing payment of any obligations arising under the Loan Documents; and (ii) the Trustee and the Lender Parties will fully release, remise, and forever discharge the Loan Parties for, from, and against any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages, and liabilities of every kind and character fixed or contingent, choate or inchoate, whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded in either tort, contract or equity and the duties arising thereunder that the Trustee and the Lender Parties or any of them have had in the past or now have, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause, or thing set forth in, relating to, or arising out of, or in any way connected with or resulting from the Loan Documents, the loans described therein, the estates of Administrative Agent, Lenders and Additional Collateral Agent, or any real or personal property now or at any time securing payment of any obligations arising under the Loan Documents. Nothing in this Section 8 or in the releases to be executed at Closing shall relieve the Loan Parties from any obligation to DSC under the Loan Documents or the Amended Loan Documents, except as set forth in the Amended Loan Documents.

          8.      Expenses. With the exception of DSC, each party shall pay all of its own expenses relating to negotiating, drafting and closing the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its respective counsel, financial advisers, and accountants, whether or not the transactions contemplated hereby are consummated. Borrowers shall pay all DSC expenses relating to negotiating, drafting and closing the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of DSC’s counsel, financial advisers, and accountants, whether or not the transactions contemplated hereby are consummated, and all other costs of the transactions contemplated by this Agreement including, but not limited to, recording charges, transfer fees, cost of title insurance endorsements, filing and certification fees, and similar items, and the Trustee shall have no responsibility for the payment of any such costs or items.

          9.      Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          10.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

          11.      Entire Agreement. This Agreement, including the exhibits, schedules, certificates and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings (oral or written) between the parties with respect to such subject matter.

          12.      Amendments; Waivers. This Agreement may only be amended by an agreement in writing signed by the parties thereto. Neither the failure nor any delay by any party in exercising any right will operate as a waiver of such right, and no single or partial exercise of any right will preclude any other or further exercise of such right or the exercise of any other right given. Nothing contained in this Agreement is intended to alter, adjust, modify or change any of the covenants, conditions, terms or obligations of any of the Lender Parties or the Loan Parties under the Loan Documents, which provisions are hereby acknowledged by the Lender Parties and the Loan Parties as binding and enforceable in accordance with their terms.

          13.      Rules of Construction. The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party has been represented by counsel in the drafting and negotiation of this Agreement.

          14.      Attorneys’ Fees. If any party shall commence a legal proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

          15.      Further Assurances. From and after the date hereof the parties agree to take or cause to be taken such further action and to execute, deliver, and file such further documents and instruments as the other party may reasonably request from time to time to effectuate the intent and purposes of this Agreement.

          16.      Choice of Law. The validity, construction, interpretation and enforcement of the rights of the parties to this Agreement shall be determined under, governed by, and construed in accordance with the internal laws of the State of Illinois, without regard to principles of conflicts of law. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated in the United States Bankruptcy Court for the Northern District of Illinois.

          17.      Validity Guarantors. Each Validity Guarantor hereby executes this Agreement to consent to its terms, and to acknowledge that none of the terms, conditions or provisions of this Agreement shall affect, modify, alter, release, adjust or impact any obligation of any Validity Guarantor under the Loan Documents.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

LOAN PARTIES:

CARBIZ USA INC.,
a Delaware corporation

By:	/s/ Carl Ritter
Carl Ritter, CEO

CARBIZ AUTO CREDIT, INC.,
a Florida corporation

By:	/s/ Carl Ritter
Carl Ritter, CEO

CARBIZ AUTO CREDIT JV1, LLC,
a Florida limited liability company

By:	/s/ Carl Ritter
Carl Ritter, CEO

CARBIZ AUTO CREDIT AQ, INC.,
a Florida corporation

By:	/s/ Carl Ritter
Carl Ritter, CEO

TEXAS AUTO CREDIT, INC.,
a Florida corporation

By:	/s/ Carl Ritter
Carl Ritter, CEO

CARBIZ INC.,
an Ontario corporation

By:	/s/ Carl Ritter
Carl Ritter, CEO

/s/ Carl Ritter
CARL W. RITTER

/s/ Ross Richard Lye
ROSS RICHARD LYE

/s/ Stanton C. Heintz
STANTON C. HEINTZ

TRUSTEE:

/s/ Ronald Peterson
Ronald Peterson, as Chapter 7 Trustee for
SWC SERVICES LLC, a Delaware limited
liability company, as Administrative Agent,
and AGM, LLC, as Administrative Agent

DSC:

DEALER SERVICES CORPORATION,
a Delaware corporation

By:	/s/ John Fuller
John Fuller, CEO